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                                 EXHIBIT 10(s)


                              EXTENSION AGREEMENT
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                              EXTENSION AGREEMENT


       This Extension Agreement is made the 23rd day of December, 1994, by and between Avions de Transport Regional ("ATR"), Antoine Finance Corporation ("Antoine") and Atlantic Southeast Airlines, Inc. ("ASA").

       Recitals: On February 10, 1993, ATR and ASA entered into a Purchase Agreement (including related Letter Agreements Nos. 1 - 8), which Purchase Agreement was modified by an Amendment No. 1 on February 21, 1994 (collectively the Purchase Agreement, including the Letter Agreements, as amended by the Amendment No. 1, are referred to as the "Purchase Agreement"). ASA has taken delivery of twelve ATR 72-210 Aircraft (the "Aircraft") and one spare engine (the "Spare Engine") under the Purchase Agreement. In connection with the delivery of the first eight Aircraft and the Spare Engine, Antoine entered into a Lease Agreement dated effective May 1, 1993, and related Lease Supplements Nos. 1 - 9 (the Lease Agreement and Lease Supplements Nos. 1 - 9 thereto are collectively referred to as the "Lease") which have been recorded with the Federal Aviation Administration under the Federal Aviation Act on the dates and with the conveyance numbers shown on the attached "Schedule of FAA
Recording Information."    The Purchase Agreement and the Lease contemplate the
parties entering into a permanent long term lease arrangement (the "Long Term Lease") on or before December 31, 1994 for the initial eight Aircraft and the Spare Engine. Due to the issuance by the Federal Aviation Administration of Airworthiness Directive T94-24-51 on November 16, 1994, as superseded on December 9, 1994, by Airworthiness Directive T94-25-51 (collectively the "Current ADs"), following the accident that occurred near Roselawn, Indiana, on October 31, 1994, to the ATR 72 aircraft operated by American Eagle bearing manufacturer serial number 401, the parties desire, without prejudice to their respective rights, to postpone beyond December 31, 1994, the date on which to consummate the Long Term Lease.

       The parties hereto do hereby agree as follows:

       1.     The Interim Lease arrangement between the parties under Section
2.1 of Letter Agreement No. 1 of the Purchase Agreement (the "LA No. 1") shall continue until the "Expiration Date," of the Lease, as amended by this Extension Agreement, and the Long
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Term Lease arrangement between the parties under Section 2.2 of the LA No. 1 shall commence on the said Expiration Date.

       2. Section 2.2.2 of the LA No. 1 is hereby amended to add the following sentence to the end of the second paragraph thereof:

              "In the event the Permanent Lease commences on or after January 1, 1995, the Monthly Rental Factor shall be adjusted as mutually agreed to by Seller and ASA to account for the changed timing of the commencement of the Permanent Lease."

       3. The "Expiration Date," as defined in the Lease is hereby amended in its entirety to hereinafter read as follows:

              "Expiration Date" for the Aircraft or the Spare Engine: the earliest to occur of the following dates: (a) the date on which its (sub)lease begins in accordance with Section 2.2 of Letter Agreement No. 1 to the Purchase Agreement (as amended by the December 23, 1994, Extension Agreement among ATR, Lessor and Lessee) or (b) the date thirty (30) days after the FAA's complete withdrawal or other complete termination of the Current ADs, as defined in the Extension Agreement dated December 23, 1994, between Lessor, Lessee, and ATR and any other Airworthiness Directive or operating requirement issued by the FAA against or mandatory service bulletin issued by ATR affecting the ATR 72 aircraft subsequent to December 9, 1994, imposing any restriction or condition upon the operation or maintenance of the ATR 72 aircraft which restriction or condition both (i) relates to the problems addressed in the Current ADS and (ii) adversely affects ASA's ordinary and customary (as determined prior to the issuance of the Current ADS) operation or maintenance of or increases ASA's ordinary and customary (as determined prior to the issuance of the Current ADS) cost of operating or maintaining the ATR 72 aircraft."

       4. Except as modified by this Extension Agreement the terms of the Purchase Agreement, including specifically Letter Agreement No. 1, and the Lease shall continue in full force and effect, including specifically the rental arrangement on all Aircraft and the Spare Engine; provided, that in the event the
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Long Term Lease is not consummated on or before March 31, 1995, the parties agree to thereafter consider in good faith adjusting the rental arrangement on all Aircraft and the Spare Engine to a level mutually and reasonably acceptable to all parties.

       5. This Extension Agreement may be executed in counterparts. This Agreement is being delivered in Georgia, and shall be governed by the laws of the State of Georgia (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction).

       6. Upon issuance of any additional Airworthiness Directives or other operating requirements of the FAA affecting the operation of the ATR 72 aircraft and relating to the problems addressed by the Current Ads, the parties agree to consider the definition of the "Expiration Date" as contained in
Section 3 of this Extension Agreement in good faith.
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    IN WITNESS WHEREOF, ASA, Antoine, and ATR have executed this Extension
Agreement.

                                ATLANTIC SOUTHEAST AIRLINES, INC.


                                By: /s/ Ronald V.  Sapp
                                   -------------------------------
                                Name:  Ronald V.  Sapp
                                Title: Vice President-Finance and
                                            Treasurer


                                ANTOINE FINANCE CORPORATION



                                By: /s/ M.  A.  Ferrucci
                                   -------------------------------
                                Name: M.  A.  Ferrucci
                                Title: President



                                AVIONS DE TRANSPORT REGIONAL



                                By: /s/ Joel LE BRETON
                                   -------------------------------
                                Name: Joel LE BRETON
                                Title: Senior Vice President
                                        Contracts and Sales Finance